Exhibit 23.4

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated June 6, 2013 on our review of interim financial information of Met-Pro Corporation and its wholly-owned subsidiaries (the “Company”) for the three-months ended April 30, 2013 and 2012 included in the Company’s quarterly report on Form 10-Q for the quarter ended April 30, 2013 is incorporated by reference in Amendment No. 2 to the Registration Statement of CECO Environmental Corp. on Form S-4 dated July 22, 2013 (File No. 333-188797).

/s/ Marcum LLP

Marcum LLP

Bala Cynwyd, PA

July 22, 2013